INCORPORATE UNDER THE LAWS OF THE
                                STATE OF NEVADA
                                   RESTRICTED


Number  _______                                                    Shares_______

        NO SALE, OFFER TO SELL OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED WITH RESPECT TO SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS THEN IN FACT APPLICABLE TO SUCH SHARES.



                          DIGITAL SERVANT CORPORATION

        50,000,000 AUTHORIZED SHARES   $.001 PAR VALUE   NON-ASSESSABLE

THIS CERTIFIES THAT ________________________________

IS THE RECORD HOLDER OF   ______________________________________________________


Shares of                   DIGITAL SERVANT CORPORATION             Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimilie seal of the Corporation and the facsimile signature of its duly authorized officers.


Dated:  ________________



                           Digital Servant Corporation
______________________                Corporate            _____________________
SECRETARY                                Seal              PRESIDENT